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Law Offices
HOLLAND & KNIGHT                                   A Partnership Including Professional Corporations

625 North Flagler Drive, Suite 700                 Atlanta                           Orlando
P.O. Box 3208 (ZIP 33402-3208)                     Fort Lauderdale                   St. Petersburg
West Palm Beach, Florida 33401                     Jacksonville                      Tallahassee
                                                   Lakeland                          Tampa
407-833-2000                                       Miami                             Washington, D.C.
FAX 407-650-8399
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September 26, 1996




Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, Florida 33401

        Re:     Registration Statement on Form S-3
                (File No. 333-10267)

Gentlemen:

        We have acted as counsel for Paxson Communications Corporation (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-10267) filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "Securities Act") an aggregate of 150,000 shares of the __% Cumulative Exchangeable Preferred Stock, par value $.001 per share, of the Company (the "Preferred Stock"), and such indeterminate amount of the Company's __% Exchange Debentures due 2006 (the "Exchange Debentures") as may be issuable upon exchange of the Preferred Stock.

        For purposes of rendering the opinion expressed herein, we have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we have deemed it necessary to require as a basis for such opinion.

        Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Preferred Stock will be, when and if issued and sold as contemplated in the Registration Statement, duly authorized, legally issued and fully paid and non-assessable, and that the Exchange Debentures, when and if issued in exchange for Preferred Stock as contemplated in the Registration Statement, will constitute binding obligations of the Company, subject to the limitations of bankruptcy, insolvency, reorganization, moratorium or other laws or judicial decisions affecting the enforcement of creditors' rights generally and general principles of equity.
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Paxson Communications Corporation
September 26, 1996
Page 2

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.




                                                Very truly yours,

                                                /s/ Holland & Knight
                                                ----------------------------
                                                Holland & Knight






WPB-55642